    As filed with the Securities and Exchange Commission on March 31, 2000.
                                                      Registration No. 333-96111

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       to
                                    FORM F-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act Of 1933

                               ----------------

                             Satyam Infoway Limited
             (Exact name of Registrant as specified in its charter)
                                 Not Applicable
                (Translation of Registrant's name into English)

     Republic of India                      7379                  Not Applicable
      (State or other                (Primary Standard           (I.R.S. Employer
      jurisdiction of                    Industrial           Identification Number)
icorporationnor organization)       Classification Code
                                          Number)

                              Maanasarovar Towers
     271-A, Anna Salai, Teynampet, Chennai 600 018, India, (91) 44-435-3221 (Address, including zip code, and telephone number, including area code, of the
                   Registrant's principal executive offices)

                               ----------------

                             CT Corporation System
            111 8th Avenue, New York, New York 10011, (212) 894-8940
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                   Copies to:

       Anthony J. Richmond, Esq.                  Richard J. B. Price, Esq.
            Latham & Watkins                         Shearman & Sterling
         135 Commonwealth Drive                     6 Battery Road #25-03
      Menlo Park, California 94025                    Singapore 049909
             (650) 328-4600                           (011-65) 230-3800

                               ----------------

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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--------------------------------------------------------------------------------

                     DEREGISTRATION OF UNSOLD EQUITY SHARES

   Pursuant to its Registration Statement on Form F-1 (Registration No. 333-96111), Satyam Infoway Limited registered 862,500 equity shares, par value Rs.10 per share including 112,500 equity shares registered for sale pursuant to the underwriters' over-allotment option. The maximum aggregate offering price was limited to $150.0 million. On February 24, 2000, Satyam Infoway completed the offer and sale of an aggregate of 467,175 equity shares (represented by 1,868,700 American Depository Shares, or ADSs), including 60,925 equity shares (represented by 243,700 ADSs) pursuant to the underwriters' overallotment option, at a public offering price equal to $80.00 per ADS. Satyam Infoway hereby deregisters the 395,325 equity shares (represented by 1,581,300 ADSs) which were not sold pursuant to such Registration Statement.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chennai, State of Tamil Nadu, Country of India, on this 31st day of March 2000.

                                          SATYAM INFOWAY LIMITED


                                          By /s/ R. Ramaraj
                                          _____________________________________
                                                    Name: R. Ramaraj
                                             Title: Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----


/s/ R. Ramaraj                       Chief Executive Officer and     March 31, 2000
____________________________________ Director (Principal
   R. Ramaraj                        Executive Officer)



/s/ T. R. Santhanakrishnan           Chief Financial Officer         March 31, 2000
____________________________________ (Principal Financial and
   T. R. Santhanakrishnan            Accounting Officer)



         *                           Director                        March 31, 2000
____________________________________
   B. Ramalinga Raju



                                     Director
____________________________________
   Pranab Barua



                                     Director
____________________________________
           T. H. Chowdary



                                     Director
____________________________________
            Donald Peck

             Signature                           Title                    Date
             ---------                           -----                    ----


                 *                   Director                       March 31, 2000
____________________________________
         C. Srinivasa Raju



                 *                   Director                        March 31, 2000
____________________________________
           S. Srinivasan



                 *                   Authorized Representative in    March 31, 2000
____________________________________ the United States
         Donald J. Puglisi

            /s/ R. Ramaraj                                           March 31, 2000
*By: _________________________________
      R. Ramaraj, attorney-in-fact